UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2026
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BALLY'S CORPORATION

Delaware	001-38850	20-0904604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Westminster Street
Providence	RI	02903
(Address of Principal Executive Offices and Zip Code)
________________________
(401) 475-8474
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	BALY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2026, the Board of Directors (the “Board”) of Bally’s Corporation (the “Company”) appointed Soohyung Kim as the Company’s Executive Chair, effective January 27, 2026. Mr. Kim, age 50, joined the Board as a director in 2016 and has served as the non-executive Chair of the Board since 2019. Mr. Kim is the Managing Partner and Chief Investment Officer of Standard General L.P., an investment firm. Mr. Kim has been investing in special situations strategies since 1997, including stints at Bankers Trust Company, Och-Ziff Capital Management and Cyrus Capital Partners. Mr. Kim is the Vice Chairman of Bally’s Intralot SA, Chairman of The Star Entertainment Group Limited, a director of Coalition for Queens, a director of the Cary Institute of Ecosystem Studies and a director of the Stuyvesant High School Alumni Association. Mr. Kim is a former member of the board of directors of Greektown Superholdings and Media General, Inc. and the board of managers of ALST Casino Holdco, LLC.

In connection with Mr. Kim’s appointment, Bally’s Management Group, LLC, an affiliate of the Company (“Bally’s Management”), and Mr. Kim entered into an employment agreement dated January 27, 2026, to be effective as of such same date (the “Employment Agreement”). The Employment Agreement provides that Mr. Kim’s annual compensation will consist of a base salary of $400,000, which will be reviewed annually, and an annual cash bonus with a target bonus opportunity of 100% of his base salary. During the term of his employment, Mr. Kim will also be eligible to receive equity grants in an amount equal to 100% of his base salary annually as determined by the Compensation Committee of the Board (the “Compensation Committee”) and in such form determined by the Board and/or Compensation Committee. In addition, Mr. Kim will be eligible to participate in the Company or Bally’s Management’s benefit plans provided to similarly situated personnel and receive severance benefits in certain circumstances as provided in the Employment Agreement. Any such severance payments are subject to Mr. Kim’s execution and non-revocation of a general release of claims in favor of the Company and its affiliates.

Mr. Kim is also subject to the Company’s standard restrictive covenant provisions both during and following his employment term.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 8.01        Other Events.

Status as a “Controlled Company” under NYSE Rules

As of the date of this report, Standard General L.P. and its affiliates beneficially own shares of the Company’s common stock in an amount equal to more than 50% of the voting power for the election of the Company’s directors. As a result, the Company is a “controlled company” within the meaning of the corporate governance standards of the New York Stock Exchange (“NYSE”) and has elected, in accordance with applicable NYSE exemptions, not to comply with certain corporate governance requirements Specifically, upon Mr. Kim’s appointment as Executive Chair, he is no longer considered an independent director under NYSE rules, and the Company no longer has a Nominating and Governance Committee composed of entirely independent directors.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated January 27, 2026, between Soohyung Kim and Bally’s Management Group, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY'S CORPORATION
By:	/s/ Kim M. Barker
Name:	Kim M. Barker
Title:	Chief Legal Officer

Date: February 2, 2026